                                                                    EXHIBIT 12.1

                                KITTY HAWK, INC.

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                ($ IN THOUSANDS)

                                                                                   12 MONTHS       FOUR MONTHS
                                                                                     ENDED            ENDED
                                          FISCAL YEAR ENDED AUGUST 31,            DECEMBER 31,     DECEMBER 31,
                                 ----------------------------------------------   ------------   ----------------
                                  1992      1993      1994      1995      1996        1996        1995      1996
                                 ------    ------    ------    ------    ------   ------------   ------    ------
Earnings
  Income(loss) before income
    taxes......................  $1,388    $6,718    $8,407    $7,559    $6,877      $7,686      $7,851    $8,660
  Add: Fixed charges...........     202       206       430     1,289     1,998       2,200         528       730
                                 ------    ------    ------    ------    ------      ------      ------    ------
        Total..................  $1,590    $6,924    $8,837    $8,848    $8,875      $9,886      $8,379    $9,390
                                 ======    ======    ======    ======    ======      ======      ======    ======
Fixed charges
  Interest expense.............  $  157    $  134    $  343    $1,185    $1,859      $2,061      $  482    $  684
  Add: Interest factor of
    operating lease expense....      45        72        87       104       139         139          46        46
                                 ------    ------    ------    ------    ------      ------      ------    ------
        Total..................  $  202    $  206    $  430    $1,289    $1,998      $2,200      $  528    $  730
                                 ======    ======    ======    ======    ======      ======      ======    ======
Ratio of earnings to fixed
  charges......................     7.9x     33.6x     20.6x      6.9x      4.4x        4.5x       15.9x     12.9x
                                 ======    ======    ======    ======    ======      ======      ======    ======

                                      SIX MONTHS
                                         ENDED
                                       JUNE 30,
                                 ---------------------
                                  1996           1997
                                 -------        ------
Earnings
  Income(loss) before income
    taxes......................  $(1,980)       $6,625
  Add: Fixed charges...........    1,092         1,643
                                 -------        ------
        Total..................  $  (888)       $8,268
                                 =======        ======
Fixed charges
  Interest expense.............  $ 1,023        $1,049
  Add: Interest factor of
    operating lease expense....       69           594
                                 -------        ------
        Total..................  $ 1,092        $1,643
                                 =======        ======
Ratio of earnings to fixed
  charges......................       --(1)        5.0x
                                 =======        ======


                             THE KALITTA COMPANIES

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                ($ IN THOUSANDS)

                                                                                                             SIX MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,                         JUNE 30,
                                                   ---------------------------------------------------    -----------------------
                                                    1992       1993       1994       1995       1996       1996            1997
                                                   -------    -------    -------    -------    -------    -------        --------
Earnings
  Income (loss) before minority interest.........  $ 5,585    $18,001    $33,351    $ 7,578    $ 1,129    $(5,047)       $(30,050)
  Add: Fixed charges.............................    5,688     12,485     14,009     24,788     26,179     12,053          13,526
  Less: Capitalized interest.....................       --         --       (668)    (1,692)      (562)      (321)             --
                                                   -------    -------    -------    -------    -------    -------        --------
        Total....................................  $11,273    $30,486    $46,692    $30,674    $26,743    $ 6,685        $(16,524)
                                                   =======    =======    =======    =======    =======    =======        ========
Fixed charges
  Interest expense...............................    4,396      6,781      8,121     15,064     22,012     10,402          12,371
  Add: Interest factor of operating lease
    expense......................................    1,292      5,704      5,220      8,032      3,605      1,330           1,155
  Add: Capitalized interest......................       --         --        668      1,692        562        321              --
                                                   -------    -------    -------    -------    -------    -------        --------
        Total....................................  $ 5,688    $12,485    $14,009    $24,788    $26,179    $12,053        $ 13,526
                                                   =======    =======    =======    =======    =======    =======        ========
Ratio of earnings to fixed charges...............      2.0x       2.4x       3.3x       1.2x       1.0x        --(2)           --(2)
                                                   =======    =======    =======    =======    =======    =======        ========

---------------

(1) Earnings of Kitty Hawk were not sufficient to cover fixed charges by $1,980 for the six month period ended June 30, 1996.

(2) Earnings of The Kalitta Companies were not sufficient to cover fixed charges by approximately $5,368 and $30,050 for the six months ended June 30, 1996 and 1997, respectively.